SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 3, 2008 (July 1, 2008)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events.
On July 1, 2008, Red Lion Hotels Corporation (the “Company”) issued a press release announcing that its investment banking firm JMP Securities will be assisting the Company in evaluating strategic options for maximizing shareholder value. The press release also states that a representative of the Company plans to communicate with a representative of Columbia Pacific Opportunity Fund, LP (“Columbia”) concerning its unsolicited, non-binding and conditional preliminary indication of interest to acquire the Company and that the Company is prepared to grant Columbia’s request for access to nonpublic information concerning the Company on a non-exclusive basis, subject to Columbia’s entering into a confidentiality agreement in customary form.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following item is filed as an exhibit to this report:

99.1	Red Lion Hotels Corporation Press Release dated July 1, 2008.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: July 3, 2008	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary